Exhibit 99.1

Alarm.com Reports Fourth Quarter and Full Year 2022 Results

-- Fourth quarter SaaS and license revenue increased 10.5% year-over-year to $134.6 million --
-- Fourth quarter total revenue increased 6.6% year-over-year to $208.1 million --
-- Full year 2022 SaaS and license revenue increased 13.0% year-over-year to $520.4 million --
-- Full year 2022 total revenue increased 12.5% year-over-year to $842.6 million --
-- Full year 2022 GAAP net income attributable to common stockholders increased 7.8% to $56.3 million, compared to $52.3 million for 2021 --
-- Full year 2022 non-GAAP adjusted EBITDA increased 3.1% to $146.8 million, compared to $142.5 million for 2021 --

TYSONS, VA., February 23, 2023 -- Alarm.com Holdings, Inc. (Nasdaq: ALRM), the leading platform for the intelligently connected property, today reported financial results for its fourth quarter and full year ended December 31, 2022. Alarm.com also provided its financial outlook for SaaS and license revenue for the first quarter of 2023 and guidance for the full year 2023.

“We are pleased to report solid results for the quarter and the year,” said Steve Trundle, CEO of Alarm.com. “We continued to see strong adoption of the full-suite of our solutions in the residential, commercial and international markets. Our team delivered innovative, first-to-market capabilities that we believe will drive more value through our solutions, reinforce our technology leadership in the dynamic connected property space and expand the scope of growth opportunities we see for both our service provider partners and Alarm.com.”

Fourth Quarter 2022 Financial Results as Compared to Fourth Quarter 2021

•SaaS and license revenue increased 10.5% to $134.6 million, compared to $121.7 million.
◦Excluding Vivint license revenue from the fourth quarter 2021, non-GAAP adjusted SaaS & license revenue growth rate(*) was 15.6%.
•Total revenue increased 6.6% to $208.1 million, compared to $195.3 million.
•GAAP net income attributable to common stockholders increased 97.7% to $18.1 million, or $0.34 per diluted share, compared to $9.1 million, or $0.18 per diluted share, primarily due to an increase in interest income and a decrease in interest expense.
•Non-GAAP adjusted EBITDA(*) increased 24.5% to $39.0 million, compared to $31.3 million.
•Non-GAAP adjusted net income attributable to common stockholders(*) increased 27.1% to $28.7 million, or $0.53 per diluted share, compared to $22.6 million, or $0.43 per diluted share.

Full Year 2022 Financial Results as Compared to Full Year 2021

•SaaS and license revenue increased 13.0% to $520.4 million, compared to $460.4 million.
◦Excluding Vivint license revenue from 2021 and 2022, non-GAAP adjusted SaaS & license revenue growth rate(*) was 14.4%.
•Total revenue increased 12.5% to $842.6 million, compared to $749.0 million.
•GAAP net income attributable to common stockholders increased 7.8% to $56.3 million, or $1.07 per diluted share, compared to $52.3 million, or $1.01 per diluted share.
•Non-GAAP adjusted EBITDA(*) increased 3.1% to $146.8 million, compared to $142.5 million.
•Non-GAAP adjusted net income attributable to common stockholders(*) increased 3.3% to $106.9 million, or $1.95 per diluted share, compared to $103.5 million, or $1.99 per diluted share.

Balance Sheet and Cash Flow

•Total cash and cash equivalents decreased to $622.2 million as of December 31, 2022, compared to $710.6 million as of December 31, 2021, primarily due to the repurchase of 1,385,592 shares of Alarm.com common stock, approximately 2.8% of total outstanding shares, for $78.8 million during the year ended December 31, 2022, as well as cash used for an acquisition and a land purchase to support future growth plans.
•For the quarter ended December 31, 2022, cash flows from operations was $34.4 million, compared to $20.0 million for the quarter ended December 31, 2021. For the quarter ended December 31, 2022, non-GAAP free cash flow(*) was $33.9 million, compared to $17.8 million for the quarter ended December 31, 2021. For the year ended December 31, 2022, cash flows from operations was $56.9 million, compared to $103.2 million for the year ended December 31, 2021. For the year ended December 31, 2022, non-GAAP free cash flow(*) was $28.3 million, compared to $92.1 million for the year ended December 31, 2021. These decreases in cash flows from operations and free cash flow for the year ended December 31, 2022 as compared to the year ended December 31, 2021 were primarily due to an increase in purchased inventory resulting from increased costs and purchases made to reduce risks and uncertainties in our supply chain as well as differences in the timing of disbursements.

(*) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

Recent Business Highlights

•Launched Water Dragon: Water Dragon is an easy-to-install water monitoring device that enables any service provider to install a state-of-the-art solution for mitigating flood damage from water leaks. Water Dragon clamps onto the outside of the main water line and uses ultrasonic transducers to precisely measure water flow inside the pipe. As part of Alarm.com’s whole home water protection solution, subscribers are alerted about potential leaks, unexpected water usage and conditions that can lead to frozen pipes.

•Introduced First Battery-Powered Video Doorbell: The new battery-powered version of Alarm.com’s 780 video doorbell gives service providers a more flexible installation option with a premium user experience that includes advanced video analytics and intelligent alerting capabilities. An on-board neural network rapidly identifies people while optimizing energy usage for extended battery life. The battery-powered device gives service providers a versatile option for challenging installations, particularly in international markets where regional wiring standards do not always support wired video doorbells.

•Award-Winning Technology: Alarm.com’s first-to-market Smart Arming capability was recognized by the CES Innovation Awards. Smart Arming automatically arms and disarms Alarm.com powered home security systems based on real-time activity and by intelligently adapting to daily routines. Convenient, automated control of the security system enhances peace of mind and drives daily engagement with the smart home system.

•Shooter Detection Systems (SDS) Earns Industry Award and Announces New Patent: American Security Today, an industry publication, honored SDS as a Platinum finalist in their U.S. Homeland Security Awards Program at the International Security Conference & Exposition. The annual awards program is specifically designed to honor distinguished government and vendor solutions that deliver enhanced value, benefit and intelligence to end-users in a variety of government, homeland security, enterprise and public safety vertical markets. SDS also announced the issuance of a patent titled Cable-Free Gunshot Detection. The patent describes the application of indoor gunshot detection sensors that use a cable-free device powered by a battery. The foundational concepts and designs in this patent are currently offered by the Guardian Wireless product, a dual mode acoustic and infrared gunshot detection sensor.

Financial Outlook

Alarm.com is providing its outlook for SaaS and license revenue for the first quarter of 2023 and its guidance for the full year of 2023 based upon current management expectations. This guidance assumes no contribution from the Vivint license agreement. As indicated previously, Alarm.com is pursuing the matter in arbitration and believes that SaaS and license revenue, total revenue, earnings and cash flow will be impacted by approximately $6.0 million each quarter, plus significant additional legal fees. In preparing its guidance, Alarm.com also assumed no additional unusual impact from the COVID-19 pandemic and no other material geopolitical events which might disrupt business, supply chains or otherwise impact results.

For the first quarter of 2023:

•SaaS and license revenue is expected to be in the range of $132.4 million to $132.6 million.

For the full year 2023:

•SaaS and license revenue is expected to be in the range of $551.5 million to $552.5 million.
•Total revenue is expected to be in the range of $851.5 million to $877.5 million, which includes anticipated hardware and other revenue in the range of $300.0 million to $325.0 million.
•Non-GAAP adjusted EBITDA is expected to be in the range of $115.0 million to $125.0 million.
•Non-GAAP adjusted net income attributable to common stockholders is expected to be in the range of $79.7 million to $86.5 million, based on an estimated tax rate of 21.0%.
•Based on an expected 55.2 million weighted average diluted shares outstanding, non-GAAP adjusted net income attributable to common stockholders is expected to be $1.44 to $1.57 per diluted share.

The 2023 guidance provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Statements” below. The guidance provided above is based on expectations as of the date of this press release and Alarm.com undertakes no obligation to update guidance after such date.

Conference Call and Webcast Information

Alarm.com will host a conference call to discuss its fourth quarter and full year 2022 financial results and its outlook for the first quarter and full year 2023. A live audio webcast is scheduled to begin at 4:30 p.m. ET on February 23, 2023. To participate on the live call, analysts and investors should pre-register to obtain a dial-in number and individual passcode by visiting: https://register.vevent.com/register/BI3c1ab6d62890447a97ec5e1fcce75328. Alarm.com will also offer a live and archived webcast of the conference call accessible on Alarm.com’s Investor Relations website at http://investors.alarm.com. The website address is included as an inactive textual reference only, and the information contained on the referenced website is not incorporated into this press release.

About Alarm.com Holdings, Inc.

Alarm.com is the leading platform for the intelligently connected property. Millions of consumers and businesses depend on Alarm.com's technology to manage and control their property from anywhere. Our platform integrates with a growing variety of Internet of Things devices through our apps and interfaces. Our security, video, access control, intelligent automation, energy management, and wellness solutions are available through our network of thousands of professional service providers in North America and around the globe. Alarm.com's common stock is traded on Nasdaq under the ticker symbol ALRM. For more information, please visit www.alarm.com.

Non-GAAP Financial Measures

To supplement our consolidated selected financial data presented on a basis consistent with GAAP, this press release contains certain non-GAAP financial measures, including non-GAAP adjusted EBITDA, non-GAAP adjusted income before income taxes, non-GAAP adjusted net income, non-GAAP adjusted income attributable to common stockholders before income taxes, non-GAAP adjusted net income attributable to common stockholders, non-GAAP adjusted net income attributable to common stockholders per share, non-GAAP free cash flow, non-GAAP adjusted SaaS and license revenue and non-GAAP adjusted SaaS and license revenue growth rate. We have included non-GAAP measures in this press release because they are financial, operating or liquidity measures used by our management to (i) understand and evaluate our core operating performance and trends and generate future operating plans, (ii) make strategic decisions regarding the allocation of capital and investments in initiatives that are focused on cultivating new markets for our solutions and (iii) provide useful information to management about the amount of cash generated by the business after necessary capital expenditures. We also use adjusted EBITDA as a performance measure under our executive bonus plan. Further, we believe that these non-GAAP measures of our financial results provide useful information to investors and others in understanding and evaluating our results of operations, business trends and financial condition. While we believe the use of these non-GAAP measures provides useful information to investors and management in analyzing our financial performance, non-GAAP measures have inherent limitations in that they do not reflect all of the amounts and transactions that are included in our financial statements prepared in accordance with GAAP. Non-GAAP measures do not serve as an alternative to GAAP nor do we consider our non-GAAP measures in isolation; accordingly, we present non-GAAP financial measures only in connection with GAAP results. We urge investors to consider non-GAAP measures only in conjunction with our GAAP financials and to review the reconciliation of our non-GAAP financial measures to the most directly comparable GAAP financial measures, which are included in this press release.

We consider non-GAAP free cash flow to be a liquidity measure, which we define as cash flows from operating activities less purchases of property and equipment.

With respect to our expectations under “Financial Outlook” above, reconciliation of non-GAAP adjusted EBITDA and non-GAAP adjusted net income attributable to common stockholders guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures. In particular, non-ordinary course litigation expense, acquisition-related expense and tax windfall adjustments can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot reasonably be predicted. We expect the above charges to have a significant and potentially highly variable impact on our future GAAP financial results.

We exclude one or more of the following items from non-GAAP financial and operating measures:

Interest expense: We record interest expense primarily related to the January 2021 issuance of $500.0 million aggregate principal amount of 0% convertible senior notes due January 15, 2026, or the 2026 Notes, and previously recorded interest expense related to our debt facility. We exclude interest expense in calculating our non-GAAP adjusted EBITDA. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, we do not exclude interest expense other than the interest expense related to the amortization of debt issuance costs and debt discount related to the 2026 Notes as discussed below.

Interest income and certain activity within other (expense) / income, net: We exclude interest income as well as certain activity within other (expense) / income, net including gains, losses or impairments on investments and other assets as well as losses on the early extinguishment of the debt, when applicable, from our non-GAAP financial measures because we do not consider it part of our ongoing results of operations.

Provision for / (benefit from) income taxes: We exclude the impact related to our provision for / (benefit from) income taxes from our adjusted EBITDA calculation. We do not consider this tax adjustment to be part of our ongoing results of operations.

Amortization expense: GAAP requires that operating expenses include the amortization of acquired intangible assets, which principally include acquired customer relationships, developed technology and trade names. We exclude amortization of intangibles from our non-GAAP financial measures because we do not consider amortization expense when we evaluate our ongoing business operations, nor do we factor amortization expense into our evaluation of potential acquisitions, or our measurement of the performance of those acquisitions. We believe that the exclusion of amortization expense enables the comparison of our performance to other companies in our industry as other companies may be more or less acquisitive than us and therefore, amortization expense may vary significantly by company based on their acquisition history. Although we exclude amortization of acquired intangible assets from our non-GAAP financial measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Depreciation expense: We record depreciation primarily for investments in property and equipment. We exclude depreciation in calculating adjusted EBITDA because we do not consider depreciation when we evaluate our ongoing business operations. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, we do not exclude depreciation.

Amortization of debt discount and debt issuance costs: We record amortization of debt issuance costs and previously recorded amortization of debt discount related to the January 2021 issuance of $500.0 million aggregate principal amount of 0% convertible senior notes due January 15, 2026, or the 2026 Notes, as interest expense. We exclude amortization of debt issuance costs and debt discount from our non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, because we believe that the exclusion of this non-cash interest expense will provide for more meaningful information about our financial performance.

Stock-based compensation expense: We exclude stock-based compensation expense, which relates to restricted stock units and other forms of equity incentives primarily awarded to employees of Alarm.com, because they are non-cash charges that we do not consider when assessing the operating performance of our business. Additionally, the determination of stock-based compensation expense can be calculated using various methodologies and is dependent upon subjective assumptions and other factors that vary on a company-by-company basis. Therefore, we believe that excluding stock-based compensation expense from our non-GAAP financial measures improves the comparability of our results to the results of other companies in our industry.

Secondary offering expense: We exclude secondary offering expense because we do not consider costs associated with the secondary offering to be indicative of our core operating performance and we believe that the exclusion of this expense allows us to better provide meaningful information about our operating performance, facilitates comparisons to our historical operating results and improves the comparability of our results to the results of other companies in our industry.

Acquisition-related expense: Included in operating expenses are incremental costs directly related to business and asset acquisitions as well as changes in the fair value of contingent consideration liabilities, when applicable. We exclude acquisition-related expense from our non-GAAP financial measures because we believe that the exclusion of this expense allows us to better provide meaningful information about our operating performance, facilitates comparisons to our historical operating results, improves the comparability of our results to the results of other companies in our industry, and ultimately, we believe helps investors better understand the acquisition-related expense and the effects of the transaction on our results of operations.

Litigation expense: We exclude non-ordinary course litigation expense because we do not consider legal costs and settlement fees incurred in litigation and litigation-related matters of non-ordinary course lawsuits and other disputes, particularly costs incurred in ongoing intellectual property litigation, to be indicative of our core operating performance. We do not adjust for ordinary course legal expenses, including those expenses resulting from maintaining and enforcing our intellectual property portfolio and license agreements.

Vivint license revenue: We exclude Vivint license revenue from our non-GAAP adjusted SaaS and license revenue and non-GAAP adjusted SaaS and license revenue growth rate because we believe that this exclusion will provide more meaningful information about our financial performance on a comparable basis, given that we are no longer recording Vivint license revenue effective beginning in the fourth quarter of 2022. We filed a demand for arbitration on October 27, 2022 following Vivint's notification to us indicating that Vivint will stop paying us license fees under the Patent and Cross License Agreement.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “designed,” “enable,” “ensure,” “expect,” “intend,” “will,” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the Company’s opportunities, positioning, the benefits of recently launched offerings, acquisitions and investments, anticipated impact of Vivint’s refusal to pay license fees and related legal actions, and the Company’s guidance for the first quarter and full year of 2023 described under “Financial Outlook” above and key assumptions related thereto. The events described in these forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: impact of the global economic uncertainty and financial market conditions caused by significant worldwide events, including public health crises, such as the COVID-19 pandemic, geopolitical upheaval, such as Russia’s incursion into Ukraine, supply chain disruptions, interest rates and inflation (collectively Macroeconomic Conditions); impact of Macroeconomic Conditions and their economic effects on demand for the Company's products; impact of Vivint's refusal to pay license fees and related legal actions; the reliability of the Company’s network operations centers; the Company’s ability to retain service provider partners and residential and commercial subscribers and sustain its growth rate; the Company’s ability to manage growth and execute on its business strategies; the effects of increased competition and evolving technologies; the Company’s ability to integrate acquired assets and businesses and to manage service provider partners, customers and employees; consumer demand for interactive security, video monitoring, intelligent automation, energy management and wellness solutions; the Company’s reliance on its service provider network to attract new customers and retain existing customers; the Company's dependence on its suppliers; the potential loss of any key supplier or the inability of a key supplier to deliver their products to us on time or at the contracted price; the reliability of the Company’s hardware and wireless network suppliers and enhanced United States tax, tariff, import/export restrictions, or other trade barriers, particularly tariffs from China; and other risks and uncertainties discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2022 and other subsequent filings the Company makes with the Securities and Exchange Commission from time to time, including its Form 10-K for the year ended December 31, 2022. In addition, the forward-looking statements included in this press release represent the Company’s views and expectations as of the date hereof and are based on information currently available to the Company. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Investor & Media Relations:
Matthew Zartman
Alarm.com
ir@alarm.com

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021	2020
Revenue:
SaaS and license revenue	$134,551	$121,744	$520,377	$460,372	$393,257
Hardware and other revenue	73,588	73,546	322,182	288,597	224,746
Total revenue	208,139	195,290	842,559	748,969	618,003
Cost of revenue(1):
Cost of SaaS and license revenue	19,878	16,976	73,897	66,758	53,539
Cost of hardware and other revenue	59,694	65,410	268,684	239,141	173,889
Total cost of revenue	79,572	82,386	342,581	305,899	227,428
Operating expenses:
Sales and marketing	23,566	24,579	92,748	86,664	75,967
General and administrative	25,374	22,567	106,688	87,406	78,643
Research and development	57,408	47,612	218,635	177,713	152,147
Amortization and depreciation	7,747	7,386	30,870	29,715	27,520
Total operating expenses	114,095	102,144	448,941	381,498	334,277
Operating income	14,472	10,760	51,037	61,572	56,298
Interest expense	(788)	(4,238)	(3,144)	(15,956)	(2,596)
Interest income	4,697	141	8,759	587	870
Other (expense) / income, net	(101)	(64)	(59)	(134)	25,588
Income before income taxes	18,280	6,599	56,593	46,069	80,160
Provision for / (benefit from) income taxes	490	(2,242)	962	(5,106)	3,500
Net income	17,790	8,841	55,631	51,175	76,660
Net loss attributable to redeemable noncontrolling interests	295	305	707	1,084	1,193
Net income attributable to common stockholders	$18,085	$9,146	$56,338	$52,259	$77,853

Per share information attributable to common stockholders:
Net income per share:
Basic	$0.36	$0.18	$1.13	$1.05	$1.59
Diluted	$0.34	$0.18	$1.07	$1.01	$1.53
Weighted average common shares outstanding:
Basic	49,781,756	50,146,652	49,926,236	49,869,857	48,950,328
Diluted	54,534,956	51,927,073	54,932,757	51,919,902	50,963,190
______________________________
(1) Exclusive of amortization and depreciation shown in operating expenses below.

Stock-based compensation expense included in operating expenses:	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021	2020
Sales and marketing	$861	$1,200	$4,342	$4,432	$3,025
General and administrative	3,902	2,724	15,037	9,941	7,996
Research and development	9,838	7,408	33,275	24,321	18,155
Total stock-based compensation expense	$14,601	$11,332	$52,654	$38,694	$29,176

ALARM.COM HOLDINGS, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$622,165	$710,621
Accounts receivable, net of allowance for credit losses of $2,835 and $2,168, respectively, and net of allowance for product returns of $1,551 and $1,181, as of December 31, 2022 and 2021, respectively	124,283	105,548
Inventory	115,584	75,276
Other current assets, net of allowance for credit losses of $0 and $2, as of December 31, 2022 and 2021, respectively	29,056	26,175
Total current assets	891,088	917,620
Property and equipment, net	57,172	41,713
Intangible assets, net	82,458	91,406
Goodwill	148,183	112,901
Deferred tax assets	84,185	13,547
Operating lease right-of-use assets	28,933	30,479
Other assets, net of allowance for credit losses of $2 and $78, as of December 31, 2022 and 2021, respectively	37,356	24,349
Total assets	$1,329,375	$1,232,015
Liabilities, redeemable noncontrolling interests and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$119,657	$89,816
Accrued compensation	25,582	23,495
Deferred revenue	7,540	5,697
Operating lease liabilities	12,157	10,331
Total current liabilities	164,936	129,339
Deferred revenue	10,792	9,140
Convertible senior notes, net	490,370	425,345
Operating lease liabilities	27,380	32,591
Other liabilities	13,050	9,545
Total liabilities	706,528	605,960
Redeemable noncontrolling interests	23,988	12,888
Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of December 31, 2022 and 2021	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized; 50,985,454 and 50,406,606 shares issued; and 49,452,709 and 50,259,453 shares outstanding as of December 31, 2022 and 2021, respectively	510	504
Additional paid-in capital	497,199	498,979
Treasury stock, at cost; 1,532,745 and 147,153 shares as of December 31, 2022 and 2021, respectively	(83,993)	(5,149)
Retained earnings	185,143	118,833
Total stockholders’ equity	598,859	613,167
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$1,329,375	$1,232,015

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
Cash flows from operating activities:	2022	2021	2020
Net income	$55,631	$51,175	$76,660
Adjustments to reconcile net income to net cash flows from operating activities:
Provision for / (recovery of) credit losses on accounts receivable	1,156	(775)	2,162
Reserve for product returns	4,746	2,494	1,795
Recovery of credit losses on notes receivable	(78)	(9)	(359)
Provision for excess and obsolete inventory	—	448	1,451
Amortization on patents and tooling	1,359	1,240	882
Amortization and depreciation	30,870	29,715	27,520
Amortization of debt discount and debt issuance costs	3,126	15,823	108
Amortization of operating leases	10,499	9,692	8,888
Deferred income taxes	(55,039)	(10,115)	(3,256)
Change in fair value of contingent liability	—	—	(2,595)
Stock-based compensation	52,654	38,694	29,176
Acquired in-process research and development	—	—	3,297
Gain on sale of investment	—	—	(24,737)
(Gain on) / impairment of investment or intangible assets	(140)	86	(676)
Loss on early extinguishment of debt	—	185	—
Changes in operating assets and liabilities (net of business acquisitions):
Accounts receivable	(24,346)	(23,941)	(10,098)
Inventory	(40,308)	(31,443)	(10,647)
Other current and non-current assets	(8,952)	(11,912)	(2,683)
Accounts payable, accrued expenses and other current liabilities	32,938	39,418	13,781
Deferred revenue	3,428	2,308	2,031
Operating lease liabilities	(12,723)	(11,809)	(10,177)
Other liabilities	2,080	1,883	(443)
Cash flows from operating activities	56,901	103,157	102,080
Cash flows used in investing activities:
Business acquisition, net of cash acquired	(31,730)	—	(26,299)
Additions to property and equipment	(28,640)	(11,062)	(16,141)
Purchases of in-process research and development	—	—	(3,297)
Issuances of notes receivable	(3,000)	—	(1,200)
Receipt of payments on notes receivable	61	59	2,026
Purchase of investment in unconsolidated entity	(5,150)	(5,000)	—
Proceeds from sale of investment	140	—	25,687
Purchases of patents, patent licenses and developed technology	—	(4,362)	(1,050)
Cash flows used in investing activities	(68,319)	(20,365)	(20,274)
Cash flows (used in) / from financing activities:
Proceeds from credit facility	—	—	50,000
Repayments of credit facility	—	(110,000)	(3,000)
Proceeds from issuance of convertible senior notes	—	500,000	—
Payments of debt issuance costs	—	(15,698)	—
Payments of deferred consideration for business acquisitions	(1,500)	(1,160)	(1,538)
Purchases of treasury stock	(78,844)	—	(5,149)
Payments of tax withholdings related to vesting of restricted stock units	—	(4,476)	—
Issuances of common stock from equity-based plans	4,020	5,704	11,711
Cash flows (used in) / from financing activities	(76,324)	374,370	52,024
Net (decrease) / increase in cash, cash equivalents and restricted cash	(87,742)	457,162	133,830
Cash, cash equivalents and restricted cash at beginning of the period	710,621	253,459	119,629
Cash, cash equivalents and restricted cash at end of the period	$622,879	$710,621	$253,459

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$622,165	$710,621	$253,459
Restricted cash included in other current assets and other assets	714	—	—
Total cash, cash equivalents and restricted cash	$622,879	$710,621	$253,459

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021	2020
Adjusted EBITDA:
Net income	$17,790	$8,841	$55,631	$51,175	$76,660
Adjustments:
Interest expense, interest income and certain activity within other (expense) / income, net	(3,909)	4,161	(5,768)	15,503	(23,862)
Provision for / (benefit from) income taxes	490	(2,242)	962	(5,106)	3,500
Amortization and depreciation expense	7,747	7,386	30,870	29,715	27,520
Stock-based compensation expense	14,601	11,332	52,654	38,694	29,176
Secondary offering expense	—	—	—	—	543
Acquisition-related expense	331	—	1,059	29	2,732
Litigation expense	1,904	1,804	11,440	12,462	8,988
Total adjustments	21,164	22,441	91,217	91,297	48,597
Adjusted EBITDA	$38,954	$31,282	$146,848	$142,472	$125,257

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021	2020
Adjusted net income:
Net income, as reported	$17,790	$8,841	$55,631	$51,175	$76,660
Provision for / (benefit from) income taxes	490	(2,242)	962	(5,106)	3,500
Income before income taxes	18,280	6,599	56,593	46,069	80,160
Adjustments:
Less: interest income and certain activity within other (expense) / income, net	(4,697)	(77)	(8,912)	(453)	(26,458)
Amortization expense	4,782	4,360	18,706	17,347	16,799
Amortization of debt discount and debt issuance costs	784	4,232	3,126	15,817	—
Stock-based compensation expense	14,601	11,332	52,654	38,694	29,176
Secondary offering expense	—	—	—	—	543
Acquisition-related expense	331	—	1,059	29	2,732
Litigation expense	1,904	1,804	11,440	12,462	8,988
Non-GAAP adjusted income before income taxes	35,985	28,250	134,666	129,965	111,940
Income taxes [1]	(7,557)	(5,933)	(28,280)	(27,293)	(23,507)
Non-GAAP adjusted net income	$28,428	$22,317	$106,386	$102,672	$88,433

1  Income taxes are calculated using a rate of 21.0% for each of the years ended December 31, 2022, 2021 and 2020 as well as the three months ended December 31, 2022 and 2021. The 21.0% effective tax rates for each of the years ended December 31, 2022, 2021 and 2020 as well as the three months ended December 31, 2022 and 2021 exclude the income tax effect on the non-GAAP adjustments and reflect the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021	2020
Adjusted net income attributable to common stockholders:
Net income attributable to common stockholders, as reported	$18,085	$9,146	$56,338	$52,259	$77,853
Provision for / (benefit from) income taxes	490	(2,242)	962	(5,106)	3,500
Income attributable to common stockholders before income taxes	18,575	6,904	57,300	47,153	81,353
Adjustments:
Less: interest income and certain activity within other (expense) / income, net	(4,697)	(77)	(8,912)	(453)	(26,458)
Amortization expense	4,782	4,360	18,706	17,347	16,799
Amortization of debt discount and debt issuance costs	784	4,232	3,126	15,817	—
Stock-based compensation expense	14,601	11,332	52,654	38,694	29,176
Secondary offering expense	—	—	—	—	543
Acquisition-related expense	331	—	1,059	29	2,732
Litigation expense	1,904	1,804	11,440	12,462	8,988
Non-GAAP adjusted income attributable to common stockholders before income taxes	36,280	28,555	135,373	131,049	113,133
Income taxes [1]	(7,618)	(5,997)	(28,428)	(27,520)	(23,758)
Non-GAAP adjusted net income attributable to common stockholders	$28,662	$22,558	$106,945	$103,529	$89,375

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021	2020
Adjusted net income attributable to common stockholders per share:
Net income attributable to common stockholders per share - basic, as reported	$0.36	$0.18	$1.13	$1.05	$1.59
Provision for / (benefit from) income taxes	0.01	(0.04)	0.02	(0.10)	0.07
Income attributable to common stockholders before income taxes	0.37	0.14	1.15	0.95	1.66
Adjustments:
Less: interest income and certain activity within other (expense) / income, net	(0.09)	—	(0.18)	(0.01)	(0.54)
Amortization expense	0.10	0.09	0.37	0.35	0.34
Amortization of debt discount and debt issuance costs	0.02	0.08	0.06	0.32	—
Stock-based compensation expense	0.28	0.23	1.05	0.77	0.60
Secondary offering expense	—	—	—	—	0.01
Acquisition-related expense	0.01	—	0.02	—	0.06
Litigation expense	0.04	0.03	0.24	0.25	0.18
Non-GAAP adjusted income attributable to common stockholders before income taxes	0.73	0.57	2.71	2.63	2.31
Income taxes [1]	(0.15)	(0.12)	(0.57)	(0.55)	(0.48)
Non-GAAP adjusted net income attributable to common stockholders per share - basic	$0.58	$0.45	$2.14	$2.08	$1.83

Non-GAAP adjusted net income attributable to common stockholders per share - diluted	$0.53	$0.43	$1.95	$1.99	$1.75

Weighted average common shares outstanding:
Basic, as reported	49,781,756	50,146,652	49,926,236	49,869,857	48,950,328
Diluted, as reported	54,534,956	51,927,073	54,932,757	51,919,902	50,963,190
1  Income taxes are calculated using a rate of 21.0% for each of the years ended December 31, 2022, 2021 and 2020 as well as the three months ended December 31, 2022 and 2021. The 21.0% effective tax rates for each of the years ended December 31, 2022, 2021 and 2020 as well as the three months ended December 31, 2022 and 2021 exclude the income tax effect on the non-GAAP adjustments and reflect the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(dollars in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021	2020
Non-GAAP free cash flow:
Cash flows from operating activities	$34,446	$19,963	$56,901	$103,157	$102,080
Additions to property and equipment	(556)	(2,123)	(28,640)	(11,062)	(16,141)
Non-GAAP free cash flow	$33,890	$17,840	$28,261	$92,095	$85,939

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021	2020
Non-GAAP adjusted SaaS and license revenue:
SaaS and license revenue	$134,551	$121,744	$520,377	$460,372	$393,257
License revenue from Vivint	—	(5,310)	(16,631)	(20,200)	(17,474)
Non-GAAP adjusted SaaS and license revenue	$134,551	$116,434	$503,746	$440,172	$375,783

Fourth Quarter 2022 as Compared to Fourth Quarter 2021:	Three Months Ended December 31, 2022
SaaS and license revenue growth rate	10.5%
Adjustment to SaaS and license revenue growth rate for Vivint license revenue	5.1
Non-GAAP adjusted SaaS and license revenue growth rate	15.6%

Full Year 2022 as Compared to Full Year 2021:	Year Ended December 31, 2022
SaaS and license revenue growth rate	13.0%
Adjustment to SaaS and license revenue growth rate for Vivint license revenue	1.4
Non-GAAP adjusted SaaS and license revenue growth rate	14.4%